EXHIBIT 10.32

                              EMPLOYMENT AGREEMENT

      AGREEMENT dated as of January 8, 1999 ("Commencement Date") by and between CareAdvantage, Inc. ("Company") and David Noone ("Executive").

1. Employment. Company agrees to employ Executive, and Executive agrees to be so employed, in the capacity of Chief Executive Officer, and shall have the duties customary to such office and such other duties as the Board of Directors ("Board") shall reasonably determine.

2. Time and Efforts. The Executive shall: (a) render services as the Chief Executive Officer of the Company, (b) perform duties consistent with such title and such other related duties, not inconsistent with such title, as the Board of Directors of the Company shall reasonably request, (c) not engage in any other business activity and (d) devote all the Executive's business time, attention, skill and best efforts exclusively to the Company's duties hereunder and the business and affairs of the Company, which duties shall include having the
Executive present in the Company's offices at Iselin, New Jersey for approximately three (3) days per week. The Company shall have the power to direct, control and supervise the duties to be performed hereunder, the means and the manner of performing said duties, and the terms and time for performing said duties.

3. Compensation.

      3.1 Salary. Commencing upon the Commencement Date, the Company shall pay Executive salary for his services at an annual rate of $300,000. This amount shall be paid in accordance with the Company's normal payroll practices. The Company shall deduct and withhold from any and all payments required to be made to the Executive under this Agreement any and all Federal, state, local and other taxes that the Company determines are required to be withheld in accordance with the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law), together with the rules and regulations promulgated thereunder, and any other applicable statutes and regulations from time to time in effect (including, without limitation, applicable Federal and state income taxes, unemployment taxes and FICA contributions) and shall pay over such amounts to the Federal, state or local government, as applicable.

      3.2. Stock Options. The Company shall provide the Executive with stock options in accordance with Attachment A.

      3.3 Benefits. The Company shall provide the Executive with the benefits as described in Attachment B.

      3.4 Expense Reimbursement. The Company shall reimburse Executive for all reasonable and customary out-of-pocket expenses incurred in carrying out his duties under this Agreement, including, but not limited to, reasonable out-of-pocket living expenses incurred


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      while  Executive is residing in the Iselin,  New Jersey area and costs for commuting between his home in Redding, Connecticut (or such other location as then constitutes Executive's permanent residence) and Iselin, New Jersey. Executive shall present to the Company from time to time an itemized account of such expenses in any form required by the Company.

      3.5 Severance. In the event the Company terminates this Agreement in accordance with Section 6 after a Change of Control as defined in Section
      2.2 of Attachment A, then Executive shall receive salary in accordance with Section 3.1 for six (6) months after the date of termination.

4. Term. Except as otherwise provided, including without limitation Section 6 hereof, this Agreement shall be for a one (1) year term and shall be renewed thereafter for successive one-year terms upon the mutual agreement of the Company and the Executive. For purposes of this Agreement, "Term" shall mean the period commencing on the Commencement Date and ending on the date this Agreement terminates.

5. Indemnification; Insurance; Litigation.

      5.1 Indemnification. The Company will indemnify Executive to the fullest extent permitted by law (or the certificate of incorporation or by-laws of the Company, whichever affords the greatest protection to Executive) against all costs, charges and expenses whatsoever incurred or sustained by him or his legal representatives in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been at any time (before, during or after the Term) a director, officer, employee or agent of the Company, or a consultant or advisor to the Company, or by reason of any action at any time taken by him on behalf of the Company.

      5.2 Advancement of Expenses. Expenses and costs (including a reasonable retainer and advance against disbursements) incurred by Executive in connection with any matter with respect to which he is entitled to indemnification shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of Executive to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by this Section 5.

      5.3 Indemnification Not Exclusive. The provisions of this Section 5 shall not limit or restrict in any way the power of the Company to indemnify or advance expenses and costs to Executive in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which Executive may be entitled under any law, provisions of the Company's certificate of incorporation or by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in Executive's capacity as an officer, director, consultant, advisor, employee or agent of the Company and as to action in any other capacity while holding any such position.

      5.4 Accrual of Claims; Successors. The indemnification provided or permitted under this Section 5 shall apply in respect of any expense, cost, judgment, fine, penalty or amount paid


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

      in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of this
      Section 5. Executive's indemnification under this Section 5 shall continue after he shall have ceased to be a director, officer, consultant, advisor, employee or agent and shall inure to the benefit of his heirs, distributees,  executors,  administrators and other legal representatives.

      5.5 Insurance. The Company shall maintain, during the Term and for six years thereafter, directors' and officers' liability insurance covering Executive with respect to acts and omissions occurring during the period of time commencing on the Commencement Date and ending upon the conclusion of the Term ("D&O Insurance"), on terms no less favorable to Executive than the most favorable terms of such insurance (in terms of coverage) maintained in effect by the Company at any time during the Term. The amount of the D&O Insurance during the Term and for six years thereafter shall be equal to (i) at least $3 million (the amount of coverage on the date of this Agreement) or (ii) if the Company increases the amount of D&O Insurance during the Term, the amount to which the D&O Insurance is so increased. The Company shall use commercially reasonable efforts to obtain, as soon as practicable after the date hereof, D&O Insurance with increased limits of liability and lower deductibles than those in effect on the date hereof.

      5.6 Litigation. In the event of any litigation or other proceeding between the Company and Executive with respect to the subject matter of, or the enforcement of rights under, this Agreement, the Company shall reimburse Executive for all costs and expenses related to such litigation or proceeding, including reasonable attorneys' fees and expenses, provided that the litigation or proceeding results in either a settlement requiring the Company to make a payment to the Executive or a judgment in favor of Executive.

6. Termination Without Cause. Either party may without cause terminate this Agreement at any time by notifying the other not less than sixty (60) days prior to the date such termination is to become effective. Upon the Company's notice or receipt of the Executive's Termination Without Cause, the Company agrees to pay the Executive his salary payable in accordance with Section 3.1 at his residence set forth in Section 9.1 up until the date of the effectiveness of such termination. The Executive agrees that he will, upon his notice of termination, or receipt thereof, immediately vacate all offices of the Company at Iselin, New Jersey and elsewhere.

7. Termination with Cause. The Company may, for cause, terminate this Agreement immediately at any time by notifying the Executive of such termination and the cause therefor. For this purpose, "cause" shall include each of the following:

      (a) death or prolonged disability as defined by the Company's disability insurance policy;

      (b) the Executive's refusal or other failure to perform any of the Executive's duties hereunder after written notice thereof from the Company and the Executive's failure to cure such non-performance within ten (10) days of receipt thereof;


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

      (c) the Executive's breach of this Agreement and failure to cure such breach within ten (10) days of receipt of written notice thereof from the Company;

      (d) the Executive's commission of any act of dishonesty, fraud, intentional material misrepresentation or moral turpitude in connection with this employment, including, but not limited to, misappropriation or embezzlement of any funds of the Company;

      (e) the Executive's commission of any willful or intentional act having the effect of injuring, in any material respect, the reputation, business or business relationships of the Company;

      (f) entering by the Executive of a plea of guilty or nolo contendere to, or the conviction of the Executive for, a crime (other than a routine traffic offense) which carries a potential penalty of imprisonment for more than ninety
(90) days and/or a fine in excess of Ten Thousand Dollars ($10,000);

      (g) the Executive's habitual abuse of alcohol, prescription drugs, or controlled substances;

      (h) the Executive's commission of any material and repeated act of misconduct or material act of insubordination in connection with his employment (it being acknowledged that mere disagreement between the Company and the Executive, without more, shall not constitute insubordination); or

      (i) the repetition of any act or failure under subsections referenced above, where such prior act or failure has previously been cured, it being acknowledged and agreed by the Executive that upon the occurrence of any such repetition, the Executive shall not have a right to further notice and shall not have an opportunity to cure.

8. Confidentiality, Invention and Non-Compete Agreement. Simultaneously with the execution of this Agreement, the parties shall execute the agreement entitled "Confidentiality, Invention and Non-Compete Agreement."

9. Notices. All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or to such other addresses as either may designate in writing to the other party.

      If to Company:

             Chairman of the Board of Directors
             CareAdvantage, Inc.
             485-C Route 1 South
             Iselin, New Jersey 08830


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

             with a copy to:

             Epstein, Becker & Green, P.C.
             250 Park Avenue
             New York, New York 10017
             Attention:  Paul D. Squire, Esq.

      If to Executive:

             34 Sunset Hill Road
             Redding, Connecticut 06896

10. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the state of New Jersey.

11. Amendments. This Agreement may be amended only in writing, signed by both parties.

12. Non-Waiver. A delay or failure by either party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

13. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns.

14. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original for all purposes.

      IN WITNESS WHEREOF, the Company has by its appropriate officers, signed and affixed its seal and Executive has signed and sealed this Agreement as of this 8th day of January, 1999.


CAREADVANTAGE, INC.                                DAVID NOONE

By: ___________________________                      ________________________
      William J. Marino
      Chairman of the Board of Directors


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

                                                                    ATTACHMENT A

                                  STOCK OPTIONS

      1. Generally. As of the Commencement Date, the Executive shall have the option to purchase common stock in an amount equal to four (4%) of the Company's capitalization on the Commencement Date, upon the terms and conditions set forth herein. Options for half of such total shares (i.e., options to purchase common stock in an amount equal to two (2%) of the Company's capitalization) shall become exercisable in accordance with Section 2.1 of this Attachment ("Time-Based Options"), and options for the remaining half of such total shares (i.e., options to purchase common stock in an amount equal to two (2%) of the Company's capitalization) shall become exercisable in accordance with Section
2.2 of this Attachment ("Performance Options"). Such options shall be issued from the Company's 1996 Incentive and Non-Incentive Stock Option Plan, as amended ("Plan"). To the maximum extent permissible under the Internal Revenue Code of 1986, as amended (the "Code"), the Time-Based Options shall constitute Incentive Stock Options under the Code. To the extent that any provisions of this Attachment are inconsistent with such Plan (except to the extent required by the Code to permit the Time-Based Options to qualify as Incentive Stock
Options under the Code), the Company agrees to use its best efforts to amend such Plan so as to make such Plan consistent with such provisions.

      2. Vesting. The options shall become exercisable over three years as follows:

            2.1 Time-Based Options. Options to purchase common stock in an amount equal to two (2%) of the Company's capitalization shall become exercisable in accordance with the following schedule:

            (a) options to purchase 1/3 of such shares shall become exercisable on December 31, 1999; and

            (b) options to purchase the remaining 2/3 of such shares shall become exercisable in equal monthly amounts over the period January 1, 2000, to December 31, 2001.

            2.2 Performance Options. Options to purchase common stock in an amount equal to two (2%) of the Company's capitalization shall become exercisable in accordance with the following schedule at each Trigger Point if the Vesting Conditions for that Trigger Point have been satisfied:

--------------------------------------------------------------------------------
    Vesting Amount              Trigger Point             Vesting Conditions
--------------------------------------------------------------------------------
options to purchase 1/3        January 8, 2000        Average   price   of   the
of such shares                                        Company's   common   stock
                                                      for 20 days prior to first
                                                      Trigger  Point is at least
                                                      50%  higher  than price of
                                                      the  common  stock  on the
                                                      Commencement Date
--------------------------------------------------------------------------------


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

--------------------------------------------------------------------------------
options to purchase 1/3        January 8, 2001        Average   price   of   the
of such shares                                        Company's   common   stock
                                                      for   20  days   prior  to
                                                      second Trigger Point is at
                                                      least  50%   higher   than
                                                      price of the common  stock
                                                      on the first Trigger Point
--------------------------------------------------------------------------------
options to purchase 1/3        January 8, 2002        Average   price   of   the
of such shares                                        Company's common stock for
                                                      20  days  prior  to  third
                                                      Trigger  Point is at least
                                                      50%  higher  than price of
                                                      the  common  stock  on the
                                                      second Trigger Point
--------------------------------------------------------------------------------

            Notwithstanding the foregoing schedule, options to purchase 100% of such shares shall become fully exercisable (a) if the average price of the Company's common stock for 20 days prior to third Trigger Point is at least 300% higher than the average sales price of the Company's common stock during the thirty (30) days prior to the Commencement Date, as reported by Bloomberg Business Services; or
            (b) if either of the Company's two largest shareholders, Horizon Blue Cross Blue Shield of New Jersey ("Horizon") and CW Ventures II, L.P. ("CW"), sells or transfers its shares to a non-affiliated party ("Change of Control") for a price at least 300% higher than the average sales price of the Company's common stock, during the thirty
            (30) days prior to the Commencement Date, as reported by Bloomberg Business Services. For this purpose, Horizon and CW shall not be considered affiliated with each other.

      3. Exercise Price. The exercise price for the portion of the Time-Based Options that constitutes Incentive Stock Options under the Code shall be the fair market value of the Company's common stock as of the Commencement Date; the exercise price of the remaining options shall be the average sales price of the Company's common stock during the thirty (30) days prior to the Commencement Date, as reported by Bloomberg Business Services; provided, however, if with respect to the Time-Based Options not constituting Incentive Stock Options under the Code the Company's independent public accountants determine in good faith that a charge to earnings would result on account of the use of such exercise price, then the exercise price for such Time-Based Options shall also be the fair market value of the Company's common stock as of the Commencement Date.

      4. Duration. The options shall expire January 7, 2009.

      5. Effect of Termination of Agreement. Upon the termination of this Agreement (regardless of whether on account of Executive's death or disability), as of the effective date of such termination the Executive shall have no further rights in those options or portions thereof, if any which are not exercisable as of such date; provided, however, that notwithstanding any provision in the Plan to the contrary, the termination of this Agreement shall have no effect and shall in no way accelerate the termination of the those options or portions thereof, if any, that have become exercisable as of such date.


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

      6. Partial Exercise. Any number of shares which Executive is entitled to purchase pursuant to Section 2 of this Attachment but which are not then purchased may be purchased at any time thereafter prior to the termination of the option.

      7. Stockholder Approval of Plan; Registration. No later than six months from the Commencement Date, the Company will have submitted the Plan, as amended to conform with this Attachment, to the Company's shareholders for their approval; and no later than one year from the Commencement Date will have caused the shares underlying the options to be registered under the appropriate federal and state securities laws.


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

                                                                    ATTACHMENT B

                                 FRINGE BENEFITS


The Executive shall be entitled to the following fringe benefits:

      1. vacation leave in the amount of 30 days per year, accruing at the rate of 2.5 days per month;

      2. other leave (sick leave, personal time, and holidays) in the amount and on the same terms and conditions as provided to the senior management of the Company;

      3. medical insurance, life insurance, and participation in the Company's 401(k) plan on the same terms and conditions as these benefits are provided to the senior management of the Company; and

      4. disability insurance (long- and short-term) on the same terms and conditions as provided to senior management of the Company; and

      5. such other benefits as may be made available generally to the senior management of the Company.


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